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                                                                 EXHIBIT 3(b)(i)


                            CERTIFICATE OF AMENDMENT

                                     TO THE

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                            SUN ENERGY PARTNERS, L.P.


    The undersigned, desiring to amend the Certificate of Limited Partnership (the "Certificate") of Sun Energy Partners, L.P., pursuant to the provisions of
Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

    FIRST: The name of the Limited Partnership is Sun Energy Partners, L.P.

    SECOND: Section 3 of the Certificate is hereby deleted and replaced with the following:

    "3. The name and business address of the General Partner is as follows:

                General Partner                    Address
                ---------------                    -------
            Kerr-McGee Corporation             123 Robert S. Kerr Avenue
                                               Oklahoma City, OK  73102"



    IN WITNESS WHEREOF, the undersigned executed this Certificate of Amendment to the Certificate of Limited Partnership on this 9th day of March, 1999.


                                         KERR-McGEE CORPORATION, General Partner


                                         BY: /s/ JOHN M. RAUH
                                            ------------------------------------
                                            John M. Rauh,
                                            Vice President & Treasurer